Exhibit 99.3
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FOR IMMEDIATE RELEASE                                 CONTACT: Caren W. Steffes
Friday, April 6, 2001                                            (281) 492-5393

                     DIAMOND OFFSHORE DRILLING, INC. REDEEMS
                 3-3/4% CONVERTIBLE SUBORDINATED NOTES DUE 2007
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Houston, Texas, April 6, 2001-Diamond Offshore Drilling, Inc. (NYSE: DO) today announced that it has redeemed all of its outstanding 3-3/4% Convertible Subordinated Notes Due 2007 pursuant to a Notice of Redemption issued March 7, 2001, in accordance with the Indenture under which the Notes were issued.

$400,000,000 principal amount of the Convertible Subordinated Notes were issued in February 1997. $12,437,000 principal amount of the Notes were converted into 307,071 shares of Diamond Offshore common stock at the stated conversion price of $40.50 per share. The remaining $387,563,000 principal amount of the Notes were redeemed at 102.08% of the principal amount thereof plus accrued interest for a total cash payment of $397,683,238.

Diamond Offshore is a leader in deep water drilling. The Company's fleet of 45 offshore drilling rigs consists of 30 semisubmersibles, 14 jack-ups and one drillship. The fleet operates in the waters of six of the world's seven continents.